Exhibit 99.01

CERTAIN PENDING LITIGATION MATTERS

  As discussed under Note 21 of the Notes to Consolidated Financial Statements included in Item 8 of this Report, there are certain legal proceedings pending in U.S. courts against Lorillard and in some instances the Company in which various types of claims are pending. Many of these cases allege that the plaintiffs were injured as a result of use of or exposure to tobacco products. These cases generally are defined as follows:

  "Conventional product liability cases" are brought by individuals who allege cancer or other health effects caused by smoking cigarettes, by using smokeless tobacco products, by addiction to tobacco, or by exposure to environmental tobacco smoke.

  "Flight Attendant cases" are brought by non-smoking flight attendants alleging injury from exposure to environmental smoke in the cabins of aircraft. Plaintiffs in these cases may not seek punitive damages for injuries that arose prior to January 15, 1997.

  "Class action cases" are purported to be brought on behalf of large numbers of individuals for damages allegedly caused by smoking.

  "Reimbursement cases" are brought by or on behalf of entities who seek reimbursement of expenses incurred in providing health care to individuals who allegedly were injured by smoking. Plaintiffs in these cases have included the U.S. federal government, U.S. state and local governments, foreign governmental entities, hospitals or hospital districts, American Indian tribes, labor unions, private companies, and private citizens suing on behalf of taxpayers.

  "Contribution cases" are brought by private companies, such as asbestos manufacturers or their insurers, who are seeking contribution or indemnity for court claims they incurred on behalf of individuals injured by their products but who also allegedly were injured by smoking cigarettes.

  In addition to the above, certain other matters are pending against Lorillard and, in some instances, the Company, including suits alleging violations of state antitrust laws which permit indirect purchasers, such as retailers and consumers to sue under price fixing or consumer fraud statutes; claims filed by smokers as well as former employees of Lorillard due to alleged exposure to asbestos fibers incorporated into filter material used in one brand of cigarettes manufactured by Lorillard for a limited period of time ending almost 50 years ago; and cases in which plaintiffs seek reparations for the alleged financial benefits derived from the uncompensated use of slave labor.

CONVENTIONAL PRODUCT LIABILITY CASES:

  Approximately 1,550 such cases are pending, including approximately 1,175 cases against Lorillard. The 1,550 cases include approximately 1,075 cases pending in a single West Virginia court in which a consolidated trial is scheduled. Lorillard is a defendant in nearly 1,000 of the 1,100 consolidated West Virginia cases. The Company, which is not a defendant in any of the consolidated West Virginia cases, is a defendant in two of the pending cases.

FLIGHT ATTENDANT CASES:

  Approximately 2,725 Flight Attendant cases are pending against Lorillard and three other cigarette manufacturers. The Company is not a defendant in any of these cases. These suits were filed as a result of a settlement agreement by the parties, including Lorillard, in Broin v. Philip Morris Companies, Inc., et al. (Circuit Court, Dade County, Florida, filed October 31, 1991), a class action brought on behalf of flight attendants claiming injury as a result of exposure to environmental tobacco smoke. The settlement agreement, among other things, permitted the plaintiff class members to file these individual suits. These individuals may not seek punitive damages for injuries that arose prior to January 15, 1997.

CLASS ACTION CASES:

  The following Class Action cases were pending against Lorillard as of December 31, 2003, through February 20, 2004.

  The case of Blankenship v. R.J. Reynolds Tobacco Company, et al. (Circuit Court, Ohio County, West Virginia, filed January 31, 1997). This matter is discussed under "Note 20. Legal Proceedings - Non-Insurance, Tobacco Related
- Class Action Cases."

  The case of Willard Brown v. The American Tobacco Company, et al. (Superior Court, San Diego County, California, filed June 10, 1997). This matter is discussed under "Note 20. Legal Proceedings - Non-Insurance, Tobacco Related
- Class Action Cases."

  The case of Cleary v. Philip Morris Incorporated, et al. (Circuit Court, Cook County, Illinois, filed June 3, 1998).

  The case of Cypret v. The American Tobacco Company, et al. (Circuit Court, Jackson County, Missouri, filed May 5, 1999). The Company is a defendant in the case.

  The case of Daniels v. Philip Morris Incorporated, Inc., et al. (Superior Court, San Diego County, California, filed April 2, 1998). This matter is discussed under "Note 20. Legal Proceedings - Non-Insurance, Tobacco Related
- Class Action Cases."

  The case of Engle v. R.J. Reynolds Tobacco Company, et al. (Circuit Court, Dade County, Florida, filed May 5, 1994). This matter is discussed under "Note 20. Legal Proceedings - Non-Insurance, Tobacco Related - Class Action Cases."

  The case of In re Simon II (U.S. District Court, Eastern District, New York, filed September 6, 2000). This matter is discussed under "Note 20. Legal Proceedings - Non-Insurance, Tobacco Related - Class Action Cases."

  The case of Jackson v. Philip Morris Incorporated, et al. (U.S. District Court, Utah, filed February 13, 1998). During January of 2004, the court dismissed the case on its own motion due to plaintiffs' failure to prosecute the action.

  The case of Julian v. Philip Morris Companies, Inc., et al. (Circuit Court, Montgomery County, Alabama, filed April 14, 1999).

  The case of Lowe v. Philip Morris Incorporated, et al. (Circuit Court, Multnomah County, Oregon, filed November 19, 2001). During 2003, the court granted defendants' motion to dismiss the complaint. Plaintiffs have appealed.

  The case of Martinez v. Philip Morris Incorporated, et al. (U.S. District Court, Utah, filed January 7, 2003).

  The case of Parsons v. AC&S Inc., et al. (Circuit Court, Ohio County, West Virginia, filed February 27, 1998).

  The case of Scott v. The American Tobacco Company, et al. (District Court, Orleans Parish, Louisiana, filed May 24, 1996). This matter is discussed under "Note 20. Legal Proceedings - Non-Insurance, Tobacco Related - Class Action Cases."

  The case of Young v. The American Tobacco Company, Inc., et al. (District Court, Orleans Parish, Louisiana, filed November 12, 1997). The Company is a defendant in the case.

REIMBURSEMENT CASES:

  The following Reimbursement cases were pending against Lorillard as of December 31, 2003, through February 20, 2004:

Reimbursement Cases by U.S. Governmental Entities -

  The case of City of St. Louis [Missouri] v. American Tobacco Co., Inc., et al. (Circuit Court, City of St. Louis, Missouri, filed November 25, 1998). Trial is scheduled to begin during June of 2005.

  The case of County of Cook [Illinois] v. Philip Morris, Incorporated, et al. (Circuit Court, Cook County, Illinois, filed April 18, 1997). During 2001, the court granted defendants' motion for judgment on the pleadings based on remoteness grounds and dismissed the case. Plaintiff's appeal is pending.

  The case of United States of America v. Philip Morris Incorporated, et al. (U.S. District Court, District of Columbia, filed September 22, 1999). This matter is discussed under "Note 20. Legal Proceedings - Non-Insurance, Tobacco Related - Reimbursement Cases."

Reimbursement Cases by Foreign Governments in U.S. Courts -

  The case of The Republic of Bolivia v. Philip Morris Companies, Inc., et al. (U.S. District Court, District of Columbia, filed January 20, 1999). The Company is a defendant in the case.

  The case of State of Rio de Janeiro v. Philip Morris Incorporated, et al. (District Court, Angelina County, Florida, filed July 12, 1999). During 2002, the court dismissed the case in favor of the defendants. Plaintiff has noticed an appeal.

Reimbursement Cases by Hospitals or Hospital Districts -

  The case of County of McHenry [Illinois] v. Philip Morris Incorporated, et al. (Circuit Court, Cook County, Illinois, filed July 13, 2000).

Reimbursement Cases by Indian Tribes -

  The case of Crow Creek Sioux Tribe v. The American Tobacco Company, et al. (Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997).

  The case of Navajo Nation v. Philip Morris Incorporated, et al. (District Court of the Navajo Nation, Judicial District, filed August 11, 1999).

Reimbursement Cases by Private Companies and Health Plans -

  The case of Blue Cross and Blue Shield of New Jersey, Inc., et al. v. Philip Morris, Incorporated, et al. (U.S. District Court, Eastern District, New York, filed April 29, 1998). This matter is discussed under "Note 20. Legal Proceedings - Non-Insurance, Tobacco Related - Reimbursement Cases."

Reimbursement Cases by Private Citizens -

  The case of Anderson v. The American Tobacco Company, Inc., et al. (U.S. District Court, Middle District, Tennessee, filed as a smoking and health class action on May 23, 1997; amended complaint filed in order to assert claims on behalf of Tennessee tax payers filed July 26, 2002). During 2002, the court granted defendants' motion to dismiss the case. Plaintiffs have appealed.

  The case of Mason v. The American Tobacco Company, et al. (filed in U.S. District Court, Northern District, Texas; transferred to U.S. District Court, Eastern District, New York, filed December 23, 1997). During 2002,, the court denied plaintiffs' motion for class certification and granted defendants' motion to dismiss the complaint. During 2003, the U.S. Court of Appeals for the Second Circuit affirmed the dismissal of the case, and it subsequently denied plaintiffs' motion for reconsideration of the order affirming the dismissal. During January of 2004, the Court of Appeals denied plaintiffs' motion to withdraw its 2003 order.

  The case of Temple v. R.J. Reynolds Tobacco Company, et al. (U.S. District Court, Middle District, Tennessee, filed as individual smoking and health case on February 7, 2000; amended complaint filed in order to expand plaintiffs' claims, September 11, 2000). During 2002, the court granted defendants' motion to dismiss the case. Plaintiffs have appealed.

The following additional Private Company Reimbursement Case has been filed:

  Clalit Health Services v. Philip Morris Inc., et al. (District Court, Jerusalem, Israel, motion to issue summons to Loews and Lorillard granted during 2002). The Company is a purported defendant in this action. The Company and Lorillard have filed motions to set aside the court's order that permitted attempted service of the summonses directed to them.

CONTRIBUTION CLAIMS -

  The following Contribution cases were pending against Lorillard as of December 31, 2003, through February 20, 2004:

  The case of Combustion Engineering, Inc., et al. v. RJR Nabisco, Inc., et al. (Circuit Court, Jefferson County, Alabama, filed April 18, 2001).

  The case of Fibreboard Corporation, et al. v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed December 11, 1997).

  The case of Gasket Holdings, et al. v. RJR Nabisco, Inc., et al. (Chancery Court, Jefferson County, Mississippi, filed December 18, 2000).

  The case of Kaiser Aluminum & Chemical Corporation, et al. v. RJR Nabisco, Inc., et al. (Circuit Court, Jefferson County, Mississippi, filed December 18,
2000).

  The case of Owens Corning v. R.J. Reynolds Tobacco Company, et al. (Circuit Court, Jefferson County, Mississippi). The Company is a defendant in the case. During 2001, the court dismissed plaintiff's claims and severed them from another case. Plaintiff has noticed an appeal from the dismissal order to the Mississippi Supreme Court.

  The case of T&N, Ltd., et al. v. RJR Nabisco, Inc., et al. (Circuit Court, Jefferson County, Mississippi, filed December 18, 2000).

  The case of W.R. Grace & Co. Conn., et al. v. RJR Nabisco, Inc., et al. (Circuit Court, Jefferson County, Mississippi, filed April 24, 2001).

ANTITRUST CLAIMS -

  TOBACCO-RELATED ANTITRUST CASES -


  Indirect Purchaser Suits - Approximately 30 suits were filed in various state courts alleging violations of state antitrust laws which permit indirect purchasers, such as retailers and consumers, to sue under price fixing or consumer fraud statutes. Approximately 18 states permit such suits. Lorillard is a defendant in all but one of these indirect purchaser cases. Three indirect purchaser suits, in New York, Florida and Michigan have been dismissed in their entirety. The Company was also named as a defendant in most of these indirect purchaser cases but has been voluntarily dismissed without prejudice from all of them.

  The case of Smith v. Philip Morris Companies, Inc., et al. (District Court, Seward County, Kansas, filed February 7, 2000). The Company has been dismissed as a defendant in the case. The case continues as to Lorillard. The court denied defendants' motion to dismiss. The court granted certification of a class of Kansas consumers. A motion to compel defendants to produce certain documents was granted in August 2003. Discovery is proceeding and the parties are scheduled to litigate certain privilege issues well into the first quarter of 2004.

  The case of Nierman v. Philip Morris Companies, Inc., et al. (Supreme Court, New York County, New York, filed March 6, 2000). The court dismissed the case in its entirety as to all defendants.

  The case of Sylvester v. Philip Morris Companies, Inc., et al. (Supreme Court, New York County, New York, filed March 8, 2000). The court dismissed the case in its entirety as to all defendants.

  The case of Taylor v. Philip Morris Companies, et al. (Superior Court, Cumberland County, Maine, filed March 24, 2000). The court has approved the parties' stipulation dismissing the Company from the case without prejudice. A stipulated order of dismissal has been entered dismissing the case in its entirety.

  The case of Belch v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed April 11, 2000). The Company was named as a defendant in the case but is no longer a party to the suit. The case continues as to Lorillard. The case has been assigned to a coordinated proceeding in the Superior Court of Alameda County, California. A motion to approve a stipulated order of dismissal is pending.

  The case of Belmonte v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed April 11, 2000). The Company was named as a defendant in the case but is no longer a party to the suit. The case continues as to Lorillard. The case has been assigned to a coordinated proceeding in the Superior Court of Alameda County, California. A motion to approve a stipulated order of dismissal is pending.

  The case of Shafer v. Philip Morris Companies, Inc., et al. (District Court, South Central Judicial District, Morton County, North Dakota, filed April 18,
2000). The Company was a defendant in the case. The court has entered an order approving plaintiff's motion voluntarily dismissing the Company without prejudice from the case. The court has entered final judgment in favor of the Company reflecting the dismissal order. A stipulated order of dismissal has been entered dismissing the case in its entirety.

  The case of Swanson v. Philip Morris Companies, Inc., et al. (Circuit Court, Hughes County, South Dakota, filed April 18, 2000). The court has approved the parties' stipulation dismissing the Company from the case without prejudice. A stipulated order of dismissal has been entered dismissing the case in its entirety.

  The case of Kimmel v. Philip Morris Companies, Inc., et al. (Circuit Court, Brooke County, West Virginia, filed May 2, 2000). The court has approved the parties' stipulation dismissing the Company from the case without prejudice. The case continues as to Lorillard. The court denied defendants' motion to dismiss. A stipulated order of dismissal has been entered dismissing the case in its entirety.

  The case of Cusatis v. Philip Morris Companies, Inc., et al. (Circuit Court, Milwaukee County, Wisconsin, filed May 5, 2000). The court has entered an order granting plaintiff's motion to voluntarily dismiss the Company from the case without prejudice. A stipulated order of dismissal has been entered dismissing the case in its entirety.

  The case of Barnes v. Philip Morris Companies, Inc., et al. (Superior Court, District of Columbia, filed May 11, 2000). The court has entered an order granting plaintiff's motion to voluntarily dismiss the Company from the case without prejudice. By order dated November 15, 2002, the court dismissed with prejudice all claims alleged by plaintiffs arising prior to May 11, 1996, based on the applicable statute of limitations. Subsequently, a stipulated order of dismissal has been entered dismissing the case in its entirety.

  The case of Aguayo v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed May 15, 2000). The Company was named as a defendant in the case but is no longer a party to the suit. The case continues as to Lorillard. The case has been assigned to a coordinated proceeding in the Superior Court of Alameda County, California. A motion to approve a stipulated order of dismissal is pending.

  The case of Campe v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed May 15, 2000). The Company was named as a defendant in the case but is no longer a party to the suit. The case continues as to Lorillard. The case has been assigned to a coordinated proceeding in the Superior Court of Alameda County, California. A motion to approve a stipulated order of dismissal is pending.

  The case of Phillips v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed May 15, 2000). The Company was named as a defendant in the case but is no longer a party to the suit. The case continues as to Lorillard. The case has been assigned to a coordinated proceeding in the Superior Court of Alameda County, California. A motion to approve a stipulated order of dismissal is pending.

  The case of Lau v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed May 25, 2000). The Company was named as a defendant in the case but is no longer a party to the suit. The case continues as to Lorillard. The case has been assigned to a coordinated proceeding in the Superior Court of Alameda County, California. A motion to approve a stipulated order of dismissal is pending.

  The case of Unruh v. R.J. Reynolds Tobacco Company, et al. (Second Judicial District Court, Washoe County, Nevada, filed June 9, 2000). The Company is not named as a defendant in this matter. The complaint was amended and the case was renamed Pooler v. R.J. Reynolds Tobacco Co., et al. A stipulated order of dismissal has been entered dismissing the case in its entirety.

  The case of Baker v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed June 15, 2000). The Company was named as a defendant in the case but is no longer a party to the suit. The case continues as to Lorillard. The case has been assigned to a coordinated proceeding in the Superior Court of Alameda County, California. A motion to approve a stipulated order of dismissal is pending.

  The case of In re Cigarette Antitrust Cases, (Judicial Counsel Coordination Proceeding 4114, Superior Court of Alameda County, California). Approximately twenty indirect purchaser suits under California state law were filed in state courts in various California counties. The Company and Lorillard were named as defendants in each of the cases. The actions were subsequently transferred for coordination to the Superior Court for Alameda County, California. Plaintiffs have filed a single amended class action complaint with each of the plaintiffs who brought the original complaints named as plaintiffs. The amended complaint names Lorillard as a defendant but did not name the Company, which plaintiffs had dismissed from each of the underlying suits. A motion to approve a stipulated order of dismissal is pending.

  In the case of Brownstein v. Philip Morris Companies, Inc., et al. (Circuit Court, Broward County, Florida, filed February 8, 2000), the court has entered a stipulation dismissing the Company from the case without prejudice. On February 12, 2003, the Court granted Defendants' Motion to Dismiss the entire action as to all defendants, including Lorillard.

  In the case of Del Serrone v. Philip Morris Companies, Inc., et al. (Circuit Court, Wayne County, Michigan, filed February 8, 2000), the court has entered a stipulation dismissing the Company from the case without prejudice. Plaintiffs' motion for class certification was denied and the appellate court denied plaintiffs' request for an immediate appeal. The court granted defendants' motion for summary judgment dismissing the case in its entirety and a stipulated order of dismissal has been entered dismissing the appeal.

  In the case of Gray v. Philip Morris Companies, Inc., et al. (Superior Court, Pima County, Arizona, filed February 11, 2000), the court dismissed the case in its entirety as to all defendants. The Arizona appeals court reversed the lower court order dismissing the allegations and the Supreme Court affirmed. Subsequently, a stipulated order of dismissal has been entered dismissing the case in its entirety.

  In the case of Lennon v. Philip Morris Companies, Inc., et al. (Supreme Court, New York County, New York, filed February 9, 2000), the court dismissed the case in its entirety as to all defendants.

  In the case of Ludke v. Philip Morris Companies, Inc., et al. (District Court, Hennepin County, Minnesota, filed February 14, 2000), the court has entered the parties' stipulation dismissing the Company from the case without prejudice. The case continues as to Lorillard. The court granted defendants' motion to dismiss claims under Minnesota's consumer fraud statute and deceptive trade practices statute. The claim under Minnesota's state antitrust statute remained. The court denied class certification on November 21, 2001. A stipulated order of dismissal has been entered dismissing the case in its entirety.

  In the case of Romero v. Philip Morris Companies, Inc., et al. (U.S. District Court, New Mexico, filed February 9, 2000), the court has entered the parties' stipulation dismissing the Company from the case without prejudice. The case continues as to Lorillard. The court dismissed the claim under New Mexico's deceptive trade practices statute. The claim under New Mexico's state antitrust statute remains. The court granted plaintiffs' motion for class certification and defendants have appealed.

  In the case of Withers v. Philip Morris Companies, Inc., et al. (Circuit Court, Jefferson County, Tennessee, filed February 9, 2000), plaintiffs voluntarily dismissed the case against all defendants without prejudice when the named plaintiff died. The plaintiffs refiled the case, but did not name Lorillard or the Company as a defendant.

FILTER CASES -

  Approximately 65 cases are pending against Lorillard in which plaintiffs are smokers or former employees of Lorillard who are seeking damages resulting from alleged exposure to asbestos fibers that were incorporated into filter material used in one brand of cigarettes manufacturers by Lorillard for a limited period of time, ending almost 50 years ago. The Company is a defendant in one of the cases.